SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 9, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 9, 2012, Research Frontiers Inc., the developer of patented SPD light-control technology, marked the opening of the 2012 Farnborough International Airshow by announcing the availability of new SPD-Smart electronically dimmable aircraft windows with an unprecedented combination of instant switching speed, and light-, noise- and heat-blocking capabilities.

Aircraft began to fly using SPD-Smart technology 11 years ago and are still in service, and during that time Research Frontiers and its licensees have developed and introduced several generations of dimmable windows. Each new product evolved to satisfy the demands of aircraft OEMs and their customers. The latest generation provides the aircraft industry’s only complete solution to managing the environmental challenges that outside conditions inflict on the cabin interior and passengers including light, glare, heat and noise – and all in real-time.

Level of darkness: Solar radiation onboard aircraft is extreme, and requires a dimmable window providing that creates an environment dark enough for passengers to sleep, even during daylight hours. Research Frontiers licensees now offer SPD-Smart windows that provide over 99.96% blackout whenever desired to meet the needs of OEMs and their customers.

Switching speed: Whenever a passenger seeks relief from glare, SPD-Smart aircraft windows provide offer immediate response. Due to instant switching, an infinite number of light-transmission states can be selected by the passenger or flight crew, from clear to blackout, and any level of tint in between.

A demonstration of the level of darkness and switching speed of SPD-Smart aircraft windows can be viewed in this video: http://tinyurl.com/7vll2ok

Heat-blocking: Aircraft cabins can rapidly become hot when the aircraft is parked because of solar heat streaming through windows. The result is an uncomfortably warm cabin upon boarding or the need to use jet fuel or auxiliary power units before boarding to cool down the cabin. SPD-Smart aircraft windows automatically switch to their maximum heat-blocking state when parked unpowered, and the cabin remains cool. Thermal insulation is important in automobiles as well, and Daimler has published data on its “Magic Sky Control” sunroof which uses SPD-SmartGlass technology on their new Mercedes-Benz SLK and SL models. Daimler’s independent tests show that 95% of incoming heat is rejected by their Magic Sky Control sunroof. This creates an 18ºF (10ºC) reduction in cabin temperature compared to conventional tinted glass, without using any energy to cool the vehicle.

Other performance benefits: Additional challenges stated by OEMs and their customers that have been met by SPD-Smart dimmable aircraft windows include:

+ Noise-blocking: the ability to reduce the amount of noise transmitted through windows
+ Curved shapes: the ability to offer curved windows to meet fuselage and interior design needs
+ Weight-reduction: the ability to fabricate dimmable windows using lightweight plastics
+ FAA certification: the ability to demonstrate full compliance with all FAA requirements

Joseph M. Harary, President and CEO of Research Frontiers noted: “Research Frontiers and our licensees have responded to the needs of OEMs and their customers with a new generation of electronically dimmable window shades for aircraft that have the highest performing combination of benefits in the industry. With the touch of a button, passengers and flight crews can achieve complete darkening of the aircraft cabin to levels unachievable by the electrochromic (EC) window shades currently used in two aircraft models. Because this change is instant rather than taking a minute or two to switch with current EC technology, within seconds, passengers get immediate relief from glare and heat, with infinite degrees of control possible. We invite aircraft manufacturers and their customers to compare the SPD-Smart windows offered by our licensees to existing electrochromic and other window shades. The difference will be instantly apparent.”

SPD-Smart dimmable aircraft windows are now on 30 in-service models of aircraft, from business jets and helicopters to Qantas Airlines’ Airbus A380 fleet. They have also been publicly demonstrated at all of the major aircraft industry trade shows by Research Frontiers licensees and by OEMs including Honda Aircraft Company (HondaJet), Bombardier (CSeries) and Hawker Beechcraft (Hawker 400XPr).

About Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Having invested over $84 million to date to develop its technology, the Company has been granted 288 patents for its SPD technology and has pending patent applications that, if granted, would add approximately 250 additional patents. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats.

Details are noted in the press release attached as an exhibit to this report. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1      Research Frontiers Press Release dated July 9, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: July 9, 2012